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                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY

                     RESALE REGISTRATION RIGHTS AGREEMENT

                                    BETWEEN

                          APOGENT TECHNOLOGIES INC.,
                                  THE ISSUER

                                      AND

      THE SEVERAL SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTIES HERETO,
                                 AS GUARANTORS

                                      AND

                             LEHMAN BROTHERS INC.
                    CREDIT SUISSE FIRST BOSTON CORPORATION
                        BANC OF AMERICA SECURITIES LLC
                            ABN AMRO ROTHSCHILD LLC
                                UBS WARBURG LLC




                         DATED AS OF OCTOBER 10, 2001

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                               TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----

1.      Definitions................................................      1

2.      Shelf Registration.........................................      4

3.      Additional Amounts.........................................      6

4.      Registration Procedures....................................      7

5.      Registration Expenses......................................     14

6.      Indemnification and Contribution...........................     15

7.      Rule 144A..................................................     18

8.      Participation in Underwritten Registrations................     18

9.      Selection of Underwriters..................................     19

10.     Miscellaneous..............................................     19

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     RESALE REGISTRATION RIGHTS AGREEMENT, dated as of October 10, 2001, among Apogent Technologies Inc., a Wisconsin corporation (together with any successor entity, herein referred to as the "ISSUER"), and the several subsidiary guarantors from time to time parties hereto (collectively, the "GUARANTORS") and Lehman Brothers Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, ABN AMRO Rothschild LLC and UBS Warburg LLC (collectively, the "INITIAL PURCHASERS").

     Pursuant to the Purchase Agreement, dated October 4, 2001, among the Issuer, the Guarantors and the Initial Purchasers (the "PURCHASE AGREEMENT"), the Initial Purchasers have agreed to purchase from the Issuer $250,000,000 aggregate principal amount of 2.25% Senior Convertible Contingent Debt Securities (the "CODES") due 2021, together with the several guarantees forming a part thereof (the "GUARANTEES" and, together with the CODES, the "SECURITIES") (or up to $300,000,000 aggregate principal amount of CODES to the extent the Initial Purchasers exercise their option to purchase additional Securities, as set forth in the Purchase Agreement). The CODES initially will be convertible into fully paid, nonassessable common stock, par value $0.01 per share, of the Issuer (the "COMMON STOCK") on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Securities, the Issuer and the Guarantors have agreed, pursuant to the Purchase Agreement, to provide the registration rights set forth in this Agreement.

     The parties hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

         ADDITIONAL AMOUNTS:  As defined in Section 3(a) hereof.

         ADDITIONAL AMOUNTS PAYMENT DATE:  Each April 15 and October 15.

         AGREEMENT: This Resale Registration Rights Agreement, as amended, modified or otherwise supplemented from time to time in accordance with the terms hereof.

         BLUE SKY APPLICATION:  As defined in Section 6(a) hereof.

         BROKER-DEALER:  Any broker or dealer registered under the Exchange Act.

         BUSINESS DAY: A day other than a Saturday or Sunday or any day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         CLOSING DATE:  The date of this Agreement.

         COMMISSION:  Securities and Exchange Commission.

         COMMON STOCK:  As defined in the preamble hereto.

         CREDIT AGREEMENT: The Credit Agreement dated as of December 1, 2000 among the Issuer, the Guarantors and the several lenders parties thereto, as such Credit
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     Agreement is amended, modified or supplemented from time to time in accordance with the terms thereof.

         EFFECTIVENESS PERIOD:  As defined in Section 2(a)(iii) hereof.

         EFFECTIVENESS TARGET DATE:  As defined in Section 2(a)(ii) hereof.

         EXCHANGE ACT: Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         GUARANTEES:  As defined in the preamble hereto.

         GUARANTORS:  As defined in the preamble hereto.

         HOLDER: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

         HOLDER QUESTIONNAIRE:  As defined in Section 2(b) hereof.

         INDEMNIFIED HOLDER:  As defined in Section 6(a) hereof.

         INDENTURE: The Indenture, dated as of October 10, 2001, among the Issuer, the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"), pursuant to which the Securities are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

         INITIAL PURCHASERS:  As defined in the preamble hereto.

         INITIAL SHELF FILING DEADLINE:  As defined in Section 2(a)(i) hereof.

         INITIAL SHELF REGISTRATION STATEMENT: As defined in Section 2(a)(i) hereof.

         INTEREST PAYMENT DATE:  As defined in the Indenture.

         ISSUER:  As defined in the preamble hereto.

         MAJORITY OF HOLDERS: Holders holding more than 50% of the aggregate principal amount of CODES outstanding; provided that, for purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities when issued upon conversion of the CODES shall be deemed to hold an aggregate principal amount of CODES (in addition to the principal amount of CODES held by such holder) equal to the product of (x) the number of such shares of Common Stock received upon conversion of the CODES and then held by such holder and (y) the prevailing conversion price, such prevailing conversion price as determined in accordance with the Indenture.

         NASD:  National Association of Securities Dealers, Inc.

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         PERSON:  An individual, partnership, corporation, unincorporated organization, limited liability company, trust, joint venture or a government or agency or political subdivision thereof.

         PURCHASE AGREEMENT:  As defined in the preamble hereto.

         PROSPECTUS: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         QUESTIONNAIRE DEADLINE:  As defined in Section 2(b) hereof.

         RECORD HOLDER: With respect to any Date, each Person who is a Holder on the record date with respect to the Interest Payment Date on which such Additional Amounts Payment Date shall occur. In the case of a Holder of shares of Common Stock issued upon conversion of the Securities, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer Restricted Securities on the 15th day preceding the relevant Additional Amounts Payment Date.

         REGISTRATION DEFAULT:  As defined in Section 3(a) hereof.

         ROLL-UP DATE: December 31, 2002 and the last day of any calendar month in which the consolidated net sales or consolidated total assets of the companies which are then guarantors of the CODES becomes less than 90% of the consolidated net sales or consolidated total assets, as the case may be, of the entities which then guarantee the Issuer's obligation under the Credit Agreement.

         SALE NOTICE:  As defined in Section 4(e) hereof.

         SECURITIES:  As defined in the preamble hereto.

         SECURITIES ACT: Securities Act of 1933, as amended, and the rules and resolutions of the Commission thereunder.

         SELLING HOLDERS: Any Holder who sells or otherwise disposes of its CODES pursuant to a Shelf Registration Statement.

         SHELF FILING DEADLINE:  As defined in Section 2(a)(ii) hereof.

         SHELF REGISTRATION STATEMENT:  As defined in Section 2(a)(ii) hereof.

         SUSPENSION NOTICE.  As defined in Section 4(c) hereof.

         SUSPENSION PERIOD.  As defined in Section 4(b)(i) hereof.

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         TIA:  Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder, in each case, as in effect on the date the Indenture is qualified under the TIA.

         TRANSFER RESTRICTED SECURITIES: Each Security and each share of Common Stock issued upon conversion of the CODES until the earlier of:

              (i) the date on which such Security or such share of Common Stock issued upon conversion of the CODES has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statements;

              (ii) the date on which such Security or such share of Common Stock issued upon conversion of the CODES is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Issuer pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

              (iii) the date on which such Security or such share of Common Stock issued upon conversion of the CODES ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

         UNDERWRITER: Any underwriter participating in any distribution pursuant to a Shelf Registration Statement.

         UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A transaction in which Securities registered with the Commission pursuant to this Agreement are to be sold to one or more Underwriters for reoffering to the public.

     2.  SHELF REGISTRATION.

         (a)  The Issuer and the Guarantors shall:

              (i) not later than 90 days after the date hereof (the "INITIAL SHELF FILING DEADLINE"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein, the "INITIAL SHELF REGISTRATION STATEMENT"), which Initial Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

              (ii) not later than each Roll-up Date (each such date, together with the Initial Shelf Filing Deadline, is herein referred to as a "SHELF FILING DEADLINE"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (each such registration statement, together with any amendments thereto, and including any documents incorporated by reference therein, is herein referred to as a "SHELF REGISTRATION STATEMENT" and all such Shelf Registration Statements

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         and the Initial Shelf Registration Statement are herein collectively referred to as the "SHELF REGISTRATION STATEMENTS"), which Shelf Registration Statement shall (A) reflect the guarantees by the entities who are required to become guarantors following the Roll-up Date pursuant to the Indenture and (B) provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

              (iii) cause each Shelf Registration Statement to be declared effective by the Commission not later than 180 days after the date hereof, in the case of the Initial Registration Statement, or 30 days after the applicable Roll-up Date, in the case of any other Shelf Registration Statement (the "EFFECTIVENESS TARGET DATE"); and

              (iv) keep each Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of
         Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act for a period (the "EFFECTIVENESS PERIOD") of:

                   (1) two years following the last date of original issuance of the CODES;

                   (2) the date when all of the Holders of Transfer Restricted Securities are able to sell all such Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto; and

                   (3) the date when all of the Transfer Restricted Securities are convertible that are owned by Holders who complete and deliver in a timely manner the Questionnaire described below are registered under the Shelf Registration Statements and disposed of in accordance with the Shelf Registration Statements.

              (b) To have its Transfer Restricted Securities included in the Shelf Registration Statements pursuant to this Agreement, each Holder shall complete the Selling Securityholder Notice and Questionnaire, the form of which is contained in Exhibit A to this Agreement (the "QUESTIONNAIRE"), and deliver it to the Issuer prior to or on the 20th Business Day after such Holder's receipt of a request therefor by the Issuer in writing (which request shall include a copy of the Questionnaire) (such deadline, the "QUESTIONNAIRE DEADLINE"). Prior to such time, each Holder may complete the Questionnaire and deliver it to the Issuer prior to such request and, as a result, shall be entitled to have its Transfer Restricted Securities included in the Initial Shelf Registration Statement filed with the Commission. In addition, upon receipt of written request for additional information from the Issuer, each Holder who intends to be named as a Selling Holder in the Shelf Registration Statements shall furnish to the Issuer in writing, within 20 Business Days after such Holder's receipt of such request, such additional information regarding such Holder and the proposed distribution by such Holder of its Transfer Restricted

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         Securities, in connection with the Shelf Registration Statements or
         Prospectuses or Preliminary Prospectuses included therein and in any application to be filed with or under state securities law, as the Issuer may reasonably request. In connection with all such requests for information from Holders of Transfer Restricted Securities, the Issuer shall notify such Holders of the requirements set forth in this paragraph regarding their obligation to provide the information requested pursuant to this Section. No Holder of Transfer Restricted Securities shall be entitled to Additional Amounts pursuant to Section 3 hereof unless such Holder shall have provided all such reasonably requested information prior to or on the Questionnaire Deadline. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading.

     3.  ADDITIONAL AMOUNTS.

              (a)  If:

                   (i) any Shelf Registration Statement is not filed with the Commission prior to or on the applicable Shelf Filing Deadline;

                   (ii) any Shelf Registration Statement has not been declared effective by the Commission prior to or on the applicable Effectiveness Target Date;

                   (iii) except as provided in Section 4(b)(i) hereof, any Shelf Registration Statement is filed and declared effective but, during the applicable Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective;

                   (iv) prior to or on the 30th day following a Roll-up Date, the applicable Shelf Registration Statement has not been declared effective by the Commission; or

                   (v) (A) prior to or on the 45th or 60th day, as the case may be, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 90 days in any 360 day period,

(each such event referred to in foregoing clauses (i) through (v), a "REGISTRATION DEFAULT"), the Issuer and the Guarantors jointly and severally hereby agree to pay additional amounts ("ADDITIONAL AMOUNTS") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured, accruing at a rate:

                        (A)  in respect of the CODES, to each holder of CODES,
                   (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the principal amount of

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                   the CODES, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the principal amount of the CODES; provided that in no event shall Additional Amounts accrue at a rate per year exceeding 0.50% of the principal amount of the CODES; and

                        (B) in respect of any shares of Common Stock, to each holder of shares of Common Stock issued upon conversion of the CODES, (x) with respect to the first 90-day period in which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the principal amount of the converted CODES, and (y) with respect to the period commencing the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the principal amount of the converted CODES; provided that in no event shall Additional Amounts accrue at a rate per year exceeding 0.50% of the principal amount of the converted CODES.

              (b) All accrued Additional Amounts shall be paid in arrears to Record Holders by the Issuer or the Guarantors on each Additional Amounts Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular CODES or share of Common Stock issued upon conversion of the CODES, the accrual of Additional Amounts with respect to such CODES or share of Common Stock will cease. The Issuer and the Guarantors agree to deliver all notices, certificates and other documents contemplated by the Indenture in connection with the payment of Additional Amounts.

     All obligations of the Issuer and the Guarantors set forth in this
Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such Security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

     The Additional Amounts set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default.

     4.  REGISTRATION PROCEDURES.

         (a) In connection with the registration of the Securities, the Issuer and the Guarantors shall comply with all the provisions of Section 4(b) hereof and shall effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission the Initial Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

         (b) In connection with the Shelf Registration Statements and any Prospectuses required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuer and the Guarantors shall:

              (i) Subject to any notice by the Issuer and the Guarantors in accordance with this Section 4(b) of the existence of any fact or event of the kind

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         described in Section 4(b)(iv)(E), keep the Shelf Registration
         Statements continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause any Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Issuer shall file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Issuer or the Guarantors may suspend the effectiveness of any Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "SUSPENSION PERIOD") if:

                    (x) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Issuer's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                    (y) the Issuer reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Issuer and its subsidiaries taken as a whole;

         provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Issuer's ability to consummate such transaction, the Issuer may extend a Suspension Period from 45 days to 60 days; provided, however, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.

              (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statements as may be necessary to keep the Shelf Registration Statements effective during the Effectiveness Period; cause the Prospectuses to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statements during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statements or supplement to the Prospectuses.

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              (iii)  Cause any Person that becomes a Guarantor on any Roll-up
         Date to promptly execute and deliver an acknowledgement pursuant to
         Section 13.5 of the Indenture acknowledging that such Person shall become a party to this Agreement; the form of such acknowledgment is attached hereto as Exhibit B.

              (iv) Advise the Underwriter(s), if any, and Selling Holders promptly (but in any event within five Business Days) and, if requested by such Persons, to confirm such advice in writing:

                   (A) when any Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                   (B) of any request by the Commission for amendments to any Shelf Registration Statement or amendments or supplements to any Prospectus or for additional information relating thereto,

                   (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes,

                   (D)  of the commencement of any Suspension Period, or

                   (E) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in any Shelf Registration Statement, the Prospectus contained therein, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

         If at any time the Commission shall issue any stop order suspending the effectiveness of any Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer and the Guarantors shall obtain the withdrawal or lifting of such order at the earliest possible time and will provide to the Initial Purchasers and each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

              (v) Furnish to each of the Selling Holders and each of the Underwriter(s), if any, before filing with the Commission, a copy of each Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus

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         (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such Selling Holders and Underwriter(s), if any, for a period of at least ten Business Days (in the case of the Shelf Registration Statement and Prospectus) and two Business Days (in the case of any amendment or supplement thereto), and neither the Issuer nor the Guarantors will file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the Underwriter(s), if any, shall reasonably object prior to the filing thereof. A Selling Holder or Underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

              (vi) Make available at reasonable times for inspection by one or more representatives of the Selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in any Shelf Registration Statement, any Underwriter, and any attorney or accountant retained by such Selling Holders or any of the Underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuer and the Guarantors as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities and exercise any applicable due diligence responsibilities, and cause the Issuer's and the Guarantors' officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the Selling Holders, Underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness, provided, however, that any information designated by the Issuer as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

              (vii) If requested by any Selling Holder, promptly incorporate in each Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders and Underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Transfer Restricted Securities, (2) information with respect to the principal amount of Securities or number of shares of Common Stock being sold to such Underwriter(s), (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer and the Guarantors are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

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              (viii) Furnish to each Selling Holder and each of the
         Underwriter(s), if any, without charge, at least one copy of each Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request). (ix) Deliver to each Selling Holder and each of the Underwriter(s), if any, without charge, as many copies of each Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Issuer in accordance with this
         Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iv) (E), the Issuer and the Guarantors hereby consent to the use of each Prospectus and any amendment or supplement thereto by each of the Selling Holders and each of the Underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

              (ix) Deliver to each Selling Holder and each of the Underwriter(s), if any, without charge, as many copies of each Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iv) (E), the Issuer and the Guarantors hereby consent to the use of each Prospectus and any amendments or supplement thereto by each of the Selling Holders and each of the Underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

              (x)  The Issuer and the Guarantors shall:

                   (A) upon request, furnish to each Selling Holder and each
              underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to Underwriters in primary Underwritten Offerings for Selling Holders, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

                         (1) a certificate, dated the date of such closing,
                    signed by the Chief Financial Officer of the Issuer and of each of the Guarantors confirming, as of the date thereof, the matters set forth in Section 5(f) of the Purchase Agreement and such other matters as such parties may reasonably request ;

                         (2) opinions, each dated the date of such closing, of
                    counsel to the Issuer and the Guarantors covering such of the matters as are customarily covered in legal opinions to Underwriters in connection with Underwritten Offerings of securities; and

                         (3) customary comfort letters, dated the date of such
                    closing, from the Issuer's and the Guarantors' independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statements) in the customary form and covering matters of the type customarily covered in comfort letters to Underwriters in connection with Underwritten Offerings of securities;

                    (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

                    (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Selling Holders pursuant to this clause (x).

               (xi) Before any public offering of Transfer Restricted Securities, cooperate with the Selling Holders, the Underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the Selling Holders or Underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statements; provided, however, that neither the Issuer nor any Guarantor shall be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

               (xii) Cooperate with the Selling Holders and the Underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the Underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such Underwriter(s).

               (xiii) Use their reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statements to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the Underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

               (xiv) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iv)(E) hereof shall exist or have occurred, use their reasonable best efforts to prepare a supplement or post-effective amendment to each Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               (xv) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Initial Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Securities that are in a form eligible for deposit with The Depository Trust Company.

               (xvi) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

               (xvii) Otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the Exchange Act.

               (xviii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Initial Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of CODES to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their reasonable best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

               (xix) Cause all Transfer Restricted Securities covered by the Shelf Registration Statements to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed or quoted.

               (xx) Provide to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Initial Shelf Registration Statement.

               (xxi) If requested by the Underwriters, make appropriate officers of the Issuer and the Guarantors available to the Underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" or marketing materials in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

          (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Issuer of the existence of any fact of the kind described in Section 4(b)(iv)(E) hereof, such Holder will, and will use its reasonable best efforts to cause any Underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to any Shelf Registration Statement until:

               (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiv) hereof; or

               (ii) such Holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in any Prospectus.

     If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

                (d) Each Holder who intends to be named as a Selling Holder in the Initial Shelf Registration Statement shall complete the Questionnaire and deliver it to the Issuer within 20 Business Days after receipt of a written request thereof (which request shall include a copy at the Questionnaire). Prior to such time, each Holder may complete the Questionnaire and deliver it to the Issuer prior to such request and, as a result, shall be entitled to have its Transfer Restricted Securities included in the Initial Shelf Registration Statement filed with the Commission. Holders that do not complete the Questionnaire and deliver it to the Issuer on a timely basis shall not be eligible to be named as Selling Holders in the Prospectus or preliminary Prospectus included in the Initial Shelf Registration Statement and, therefore, shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statements. In addition, each Holder who intends to be named as a Selling Holder in the Shelf Registration Statements shall promptly respond to the Issuer by providing such other information as the Issuer may from time to time reasonably request in writing regarding the Holder and the proposed distribution by such Holder of its Transfer Restricted Securities in connection with the Shelf Registration Statements or Prospectuses or preliminary Prospectuses included therein.

                (e) Upon the effectiveness of the Initial Shelf Registration Statement, each Holder shall notify the Issuer at least three Business Days prior to any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statements (a "SALE NOTICE"), which notice shall be effective for five Business Days. Each Holder of Transfer Restricted Securities, by accepting the same, agrees to hold any communication by the Issuer in response to a Sale Notice in confidence.

     5. REGISTRATION EXPENSES. All expenses incident to the Issuer's and the Guarantors' performance of or compliance with this Agreement shall be borne by the Issuer regardless of whether any Shelf Registration Statement becomes effective, including, without limitation:

                (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD);

                (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

                (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the CODES) and the Issuer's expenses for messenger and delivery services and telephone;

                (iv) all fees and disbursements of counsel to the Issuer and the Guarantors and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

                (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                (vi) all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Issuer and the Guarantors shall bear their internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer and the Guarantors.

          (b) In connection with the Shelf Registration Statements required by this Agreement, including any amendment or supplement thereto, and any other documents delivered to any Holders, the Issuer shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to any Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Simpson Thacher & Bartlett, or such other counsel as may be chosen by the Holders for whose benefit the Shelf Registration Statement is being prepared.

6.  INDEMNIFICATION AND CONTRIBUTION.

          (a) Each of the Issuer and the Guarantors shall indemnify and hold harmless each Holder, such Holder's officers, directors and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an "INDEMNIFIED HOLDER"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Shelf Registration Statement, Prospectus or amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Issuer (or based upon written information furnished by or on behalf of the Issuer expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "BLUE SKY APPLICATION"); or

               (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Issuer nor any Guarantor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Shelf Registration Statement, Prospectus or amendment or supplement thereto or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Issuer and the Guarantors may otherwise have to any Indemnified Holder.

          (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Issuer and the Guarantors, their respective officers, directors and employees and each person, if any, who controls the Issuer or the Guarantors within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer, the Guarantors or any such officer, director, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in any Shelf Registration Statement, Prospectus or amendment or supplement thereto or any Blue Sky Application; or

               (ii) the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Issuer, the Guarantors and any such officer, director, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Issuer, the Guarantors or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Issuer, the Guarantors or any of their respective officers, directors, employees or controlling persons.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Holders shall have the right to employ a single counsel to represent jointly the Holders and their respective officers, directors, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Issuer, the Guarantors or any of their respective officers, directors, employees or controlling persons under this Section 6, if the Holders seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to them and their respective officers, directors, employees and controlling persons that are different from or additional to those available to the Issuer, the Guarantors and their respective officers, directors, employees and controlling persons, and the fees and expenses of a single separate counsel shall be paid by the Issuer and the Guarantors. No indemnifying party shall:

               (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

               (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

               (ii) if the allocation provided by clause (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Issuer on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Issuer on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under the Purchase Agreement (before deducting expenses) received by the Issuer, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Guarantors and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this
Section 6(d) are several and not joint.

     7. RULE 144A. In the event the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer and each of the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

     8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any Underwritten Registration hereunder unless such Holder:

               (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

              (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

     9. SELECTION OF UNDERWRITERS. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statements who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering if approved by the Issuer. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuer.

     10.  MISCELLANEOUS.

          (a) REMEDIES. The Issuer and the Guarantors acknowledge and agree that any failure by the Issuer or the Guarantors to comply with their obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's and the Guarantors' obligations under
     Section 2 hereof. The Issuer and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) ADJUSTMENTS AFFECTING TRANSFER RESTRICTED SECURITIES. The Issuer and the Guarantors shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

          (c) NO INCONSISTENT AGREEMENTS. The Issuer and the Guarantors will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Issuer shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. The Issuer has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

          (d) AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of a Majority of Holders or such greater percentage of the Holders as required by the Indenture.

          (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

               (ii) if to the Issuer or any of the Guarantors:

                    Apogent Technologies Inc.
                    48 Congress Street
                    Portsmouth, New Hampshire 03801
                    Attention:  Michael Bresson, Esq.
                    Fax: 603-436-3719
                    Telephone: 603-433-6131, ext. 700

                    With a copy to:

                    Quarles & Brady
                    411 East Wisconsin Avenue
                    Suite 2040
                    Milwaukee, Wisconsin 53202-4497
                    Fax: (414) 271-3552
                    Telephone: (414) 277-5169
                    Attention:  Joseph Masterson, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and any Person that becomes a Guarantor on any Roll-Up Date, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) SECURITIES HELD BY THE ISSUER OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (k) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     In Witness Whereof, the parties have executed this Agreement as of the date first written above.


                              APOGENT TECHNOLOGIES INC.

                              By______________________________
                                Name:
                                Title:

                              APOGENT FINANCE COMPANY
                              APPLIED BIOTECH, INC.
                              BARNSTEAD THERMOLYNE
                              CORPORATION
                              BIOROBOTICS INC.
                              CHASE SCIENTIFIC GLASS, INC.
                              CONSOLIDATED TECHNOLOGIES, INC.
                              ERIE SCIENTIFIC COMPANY
                              ERIE SCIENTIFIC COMPANY OF PUERTO
                                RICO
                              ERIE UK HOLDING COMPANY
                              EVER READY THERMOMETER CO., INC.
                              GENEVAC INC.
                              G&P LABWARE HOLDINGS INC.
                              LAB-LINE INSTRUMENTS, INC.
                              LAB VISION CORPORATION
                              MATRIX TECHNOLOGIES CORPORATION
                              MICROGENICS CORPORATION
                              MOLECULAR BIOPRODUCTS, INC.
                              NALGE NUNC INTERNATIONAL
                                CORPORATION
                              NATIONAL SCIENTIFIC COMPANY
                              THE NAUGATUCK GLASS COMPANY
                              NERL DIAGNOSTICS CORPORATION
                              OWL SEPARATION SYSTEMS, INC.
                              REMEL INC.
                              RICHARD-ALLAN SCIENTIFIC COMPANY
                              ROBBINS SCIENTIFIC CORPORATION
                              SAMCO SCIENTIFIC CORPORATION
                              SYBRON TRANSITION CORP.
                              VACUUM PROCESS TECHNOLOGY, INC.


                              By ____________________________
                                 Name:
                                 Title:

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

                              LEHMAN BROTHERS INC.
                              CREDIT SUISSE FIRST BOSTON CORPORATION
                              BANC OF AMERICA SECURITIES LLC
                              ABN AMRO ROTHSCHILD LLC
                              UBS WARBURG LLC

                              BY LEHMAN BROTHERS INC.



                              By______________________________

                                Authorized Representative

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

                                                                       EXHIBIT A
                           APOGENT TECHNOLOGIES INC.

            FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

     BENEFICIAL OWNERS THAT DO NOT COMPLETE THIS QUESTIONNAIRE WITHIN 20 BUSINESS DAYS OF RECEIPT HEREOF AND DELIVER IT TO THE ISSUER AS PROVIDED BELOW WILL NOT BE NAMED AS SELLING SECURITYHOLDERS IN THE PROSPECTUS AND THEREFOR WILL NOT BE PERMITTED TO SELL ANY TRANSFER RESTRICTED SECURITIES PURSUANT TO THE SHELF REGISTRATION STATEMENT.

     The undersigned beneficial holder of 2.25% Senior Convertible Contingent Debt Securities (the "CODES") due 2021 of Apogent Technologies Inc. (the "ISSUER"), or common stock, par value $0.01 per share (the "SHARES" and together with the CODES, the "TRANSFER RESTRICTED SECURITIES") of the Issuer understands that the Issuer and the subsidiary guarantors (the "GUARANTORS") have filed, or intend to file, with the Securities and Exchange Commission (the "COMMISSION") one or more registration statements (collectively, the "SHELF REGISTRATION STATEMENT"), for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Transfer Restricted Securities in accordance with the terms of the Registration Rights Agreement, dated as of October 10, 2001 (the "REGISTRATION RIGHTS AGREEMENT") between the Issuer, the Guarantors (as defined therein) and Lehman Brothers Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, ABN AMRO Rothschild LLC and UBS Warburg LLC (collectively, the "INITIAL PURCHASERS"). A copy of the Registration Rights Agreement is available from the Issuer upon request at the address set forth below. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

     Each beneficial owner of Transfer Restricted Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, a beneficial owner of Transfer Restricted Securities generally will be required to be named as a selling securityholder in the related Prospectus, deliver a Prospectus to purchasers of Transfer Restricted Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).

     Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related Prospectus.

                                     NOTICE

     The undersigned beneficial owner (the "SELLING SECURITYHOLDER") of Transfer Restricted Securities hereby gives notice to the Issuer of its intention to sell or otherwise dispose of Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The

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

undersigned, by signing and returning this Questionnaire, understands that it will be bound by the terms and conditions of this Questionnaire and the Registration Rights Agreement.

     Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Issuer, the Guarantors, the Issuer's and the Guarantors' respective directors, the Issuer's officers who sign the Shelf Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided in this Questionnaire.

     The undersigned hereby provides the following information to the Issuer and represents and warrants that such information is accurate and complete:

                                 QUESTIONNAIRE

1.  INFORMATION REGARDING SELLING SECURITYHOLDER

     (a) Full legal name of Selling Securityholder:  _______________________

     (b) Full legal name of registered holder (if not the same as (a) above) through which Transfer Restricted Securities listed in Item (3) below are held: __________________________________________________________

     (c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in Item (3) are held: __________________________________________________

2.  ADDRESS FOR NOTICES TO SELLING SECURITYHOLDERS

     Telephone:  ____________________________

     Fax:  _________________________________

     Contact Person:  ________________________

3.  BENEFICIAL OWNERSHIP OF TRANSFER RESTRICTED SECURITIES

     (a) Type of Transfer Restricted Securities beneficially owned, and principal amount of Securities or number of shares of Common Stock, as the case may be, beneficially owned: ____________________________

     (b) CUSIP No(s). of such Transfer Restricted Securities beneficially owned: ___________________

4. BENEFICIAL OWNERSHIP OF THE ISSUER'S SECURITIES OWNED BY THE SELLING SECURITYHOLDER

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

     Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Issuer other than the Transfer Restricted Securities listed above in Item (3) ("OTHER SECURITIES").

     (a)  Type and amount of Other Securities beneficially owned by the Selling
          Securityholder:  ____________________________________________

     (b)  CUSIP No(s). of such Other Securities beneficially owned:
          _________________________________________________________

5.  RELATIONSHIP WITH THE ISSUER

     Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuer (or its predecessors or affiliates) during the past three years.

     State any exceptions here:  _________________________

6.  PLAN OF DISTRIBUTION

     Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

          (i) on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;

          (ii) in the over-the-counter market;

          (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

          (iv) through the writing of options.

     In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities.

     State any exceptions here:  _____________________________________________

     ________________________________________________________________________

     Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Issuer.

7.  INSTRUCTIONS FOR DELIVERY OF QUESTIONNAIRE

     Please return the completed and executed Questionnaire to Apogent Technologies Inc. at:

          Apogent Technologies Inc.
          48 Congress Street
          Portsmouth, New Hampshire 03801
          Attention:  General Counsel


          ACKNOWLEDGMENTS

     The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

     The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Issuer has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

     In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Issuer of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth above.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (7) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Issuer in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

                              Beneficial Owner

                              By: ________________________________
                                  Name:
                                  Title:
                                  Date:

                                                                       EXHIBIT B

                   FORM OF ACKNOWLEDGEMENT TO ADD GUARANTORS


     Reference is hereby made to the Resale Registration Rights Agreement (the "Registration Rights Agreement"), dated October 10, 2001, among Apogent Technologies Inc., a Wisconsin corporation (the "Issuer"), the several subsidiary guarantors from time to time partiers thereto (collectively, the "Guarantors") and Lehman Brothers Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, ABN AMRO Rothschild LLC and UBS Warburg LLC (collectively, the "Initial Purchasers"), as such Registration Rights Agreement is amended, modified or supplemented from time to time in accordance with the terms thereof. Unless otherwise defined herein, terms defined in the Registration Rights Agreement shall have the meanings given to them in the Registration Rights Agreement.

     The undersigned hereby acknowledges and agrees with the Issuer, the Guarantors and the Initial Purchasers (including any successors and assigns of each of the parties and including without limitation and without the need for an express assignment, subsequent holders of the securities referenced in the Registration Rights Agreement) that it shall (i) become a party to the Registration Rights Agreement effective as of the date hereof, (ii) have the rights and obligations of a Guarantor thereunder, (iii) be bound by the terms thereof insofar as such terms are applicable to it and (iv) perform in accordance with the terms thereof all obligations that are required to be performed by it as a Guarantor thereunder.



                                 [New Guarantor]


                                 By:____________________
                                    Name:
                                    Title:

Date:______________, 20__



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